Exhibit 99.1
SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter and First Half of Fiscal 2025 Financial Results
Cleveland — SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter and first half of fiscal 2025, which ended March 31, 2025.
Second Quarter Results
•Net sales in the second quarter of fiscal 2025 decreased 7.3% to $19.0 million, compared with $20.5 million for the same period in fiscal 2024.
•Net loss from continuing operations for the second quarter of fiscal 2025 was $1.3 million, or $(0.22) per diluted share, compared with net loss of $2.2 million, or $(0.38) per diluted share, in the second quarter of fiscal 2024. Net loss from discontinued operations for the second quarter of fiscal 2025 was $0.1 million, or $(0.01) per diluted share, compared with net income from discontinued operations of $0.6 million, or $0.11 per diluted share, in the second quarter of fiscal 2024.
•EBITDA was $0.4 million in the second quarter of fiscal 2025, compared with $(0.2) million in the second quarter of fiscal 2024.
•Adjusted EBITDA in the second quarter of fiscal 2025 was $(0.2) million, compared with Adjusted EBITDA of $0.2 million in the second quarter of fiscal 2024.
First Half Results
◦Net sales in the first six months of fiscal 2025 increased 10.9% to $39.9 million, compared with $36.0 million for the same period in fiscal 2024.
◦Net loss from continuing operations for the first six months of fiscal 2025 was $3.7 million, or $(0.62) per diluted share, compared with net loss of $6.3 million, or $(1.05) per diluted share, in the first six months of fiscal 2024. Net income from discontinued operations for the first six months of fiscal 2025 was less than $0.1 million, or $0.01 per diluted share, compared with net income from discontinued operations of $1.3 million, or $0.21 per diluted share, in the first six months of fiscal 2024.
◦EBITDA was $(0.4) million in the first six months of fiscal 2025, compared with $(2.7) million in the first six months of fiscal 2024.
◦Adjusted EBITDA in the first six months of fiscal 2025 was $(0.4) million, compared with Adjusted EBITDA of $(1.7) million in the first six months of fiscal 2024.
Other Highlights
“Our second quarter was focused on identifying opportunities for margin improvement and increasing throughput at both plants.” said George Scherff, Chief Executive Officer of SIFCO Industries, Inc. “While raw material sourcing challenges negatively impacted second-quarter sales, performance year-to-date continues to trend favorably compared to the prior year. Our backlog has continued to grow and now stands at $129.2 million, showing strong on-going demand for our products.”
Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Forward-Looking Language
Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 and other reports filed by the Company with the Securities & Exchange Commission.
The Company’s Form 10-K for the year ended September 30, 2024 and other reports filed with the Securities & Exchange Commission can be accessed through the Company’s website: www.sifco.com, or on the Securities and Exchange Commission’s website: www.sec.gov.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net sales	$19,027	$20,515	$39,910	$35,989
Cost of goods sold	17,457	19,021	37,412	35,040
Gross profit	1,570	1,494	2,498	949
Selling, general and administrative expenses	2,351	2,819	5,191	5,922
Loss on disposal of operating assets	—	4	—	4
Operating loss	(781)	(1,329)	(2,693)	(4,977)
Interest expense, net	428	818	897	1,160
Foreign currency exchange loss (gain), net	1	(3)	(1)	1
Other expense, net	37	83	75	153
Loss from continuing operations before income tax expense	(1,247)	(2,227)	(3,664)	(6,291)
Income tax expense	75	5	80	11
Loss from continuing operations	(1,322)	(2,232)	(3,744)	(6,302)
(Loss) income from discontinued operations, net of tax	(70)	642	36	1,289
Net loss	$(1,392)	$(1,590)	$(3,708)	$(5,013)

Basic and diluted earnings (loss) per share:
Basic and diluted loss per share from continuing operations	$(0.22)	$(0.38)	$(0.62)	$(1.05)
Basic and diluted (loss) earnings per share from discontinued operations	(0.01)	0.11	0.01	0.21
Basic and diluted loss per share	$(0.23)	$(0.27)	$(0.61)	$(0.84)

Weighted-average number of common shares (basic)	6,068	6,009	6,042	5,983
Weighted-average number of common shares (diluted)	6,068	6,009	6,042	5,983

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2025	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,922	$1,714
Receivables, net of allowance for credit losses of $154 and $117, respectively	14,544	17,272
Contract assets	11,010	10,745
Inventories, net	6,198	6,230
Refundable income taxes	13	13
Prepaid expenses and other current assets	4,412	2,382
Current assets of discontinued operations	—	15,967
Total current assets	38,099	54,323
Property, plant and equipment, net	24,285	26,261
Operating lease right-of-use assets, net	12,897	13,326
Goodwill	3,493	3,493
Other assets	55	357
Noncurrent assets of discontinued operations	—	6,864
Total assets	$78,829	$104,624
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized debt issuance costs	$3,089	$353
Promissory note — related party	—	3,510
Revolver	8,959	20,142
Short-term operating lease liabilities	905	879
Accounts payable	11,033	11,574
Contract liabilities	2,768	2,879
Accrued liabilities (related party — nil and $880, respectively)	3,637	4,615
Current liabilities of discontinued operations	—	10,058
Total current liabilities	30,391	54,010
Long-term debt, net of current maturities	74	—
Long-term operating lease liabilities, net of short-term	12,611	13,035
Deferred income taxes, net	292	154
Pension liability	2,355	2,465
Other long-term liabilities	739	645
Noncurrent liabilities of discontinued operations	—	3,890
Commitments and Contingencies
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares; zero shares issued and outstanding at March 31, 2025 and September 30, 2024	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,190 at March 31, 2025 and 6,158 at September 30, 2024	6,190	6,158
Additional paid-in capital	11,796	11,775
Retained earnings	14,173	17,881
Accumulated other comprehensive income (loss)	208	(5,389)
Total shareholders’ equity	32,367	30,425
Total liabilities and shareholders’ equity	$78,829	$104,624

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company’s EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.
Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company’s results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,		Six Months Ended March 31,
Dollars in thousands	2025	2024	2025	2024
Net loss	$(1,392)	$(1,590)	$(3,708)	$(5,013)
Less: (Loss) income from discontinued operations, net of tax	(70)	642	36	1,289
Loss from continuing operations	(1,322)	(2,232)	(3,744)	(6,302)
Adjustments:
Depreciation and amortization expense	1,189	1,180	2,370	2,412
Interest expense, net	428	818	897	1,160
Income tax expense	75	5	80	11
EBITDA	370	(229)	(397)	(2,719)
Adjustments:
Foreign currency exchange loss (gain), net (1)	1	(3)	(1)	1
Other expense, net (2)	37	85	75	154
Gain on disposal of assets (3)	—	4	—	4
Non-recurring severance expense adjustments (4)	3	—	(19)	—
Equity compensation (4)	67	85	88	171
Transaction-related expense adjustments (5)	1	—	(16)	—
LIFO impact (6)	(637)	58	(136)	351
IT incident costs, net (7)	—	24	—	23
Strategic alternative expense (8)	—	132	—	320
Adjusted EBITDA	$(158)	$156	$(406)	$(1,695)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures and executive severance.
(5)Represents credits related to transaction-related legal fees incurred primarily in connection with the unsuccessful attempt in which the Company was the acquisition target.
(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(7)Represents incremental information technology costs (and credits) as it relates to the cybersecurity incident and loss on insurance recovery.
(8)Represents expense related to evaluation of strategic alternatives.
Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Jennifer Wilson, 216-881-8600
www.sifco.com